Exhibit 99.1

CERTIFICATION

                Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted) (“Section 906”) Randall A. Lipps, Chief Executive Officer of Omnicell, Inc. (the “Company”), and Dennis P. Wolf, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.             The Company’s Amended Annual Report on Form 10-K/A for the period ended December 31, 2002, to which this Certification is attached as Exhibit 99.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.             The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities Exchange Commission or its staff upon request.

                In Witness Whereof, the undersigned have set their hands hereto as of the 31st day of March, 2003.

/s/ Randall A. Lipps	/s/ Dennis P. Wolf
Randall A. Lipps	Dennis P. Wolf
Chief Executive Officer	Chief Financial Officer

This certification “accompanies” the Form 10-K/A to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K/A), irrespective of any general incorporation language contained in such filing.